UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 23, 2020

SMART GLOBAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-38102	98-1013909
(State or other jurisdiction of incorporation) incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Maples Corporate Services Limited
P.O. Box 309
Ugland House	KY1-1104
Grand Cayman	Cayman Islands
(Address of principal executive offices)	(Zip Code)

(510) 623-1231

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary shares, $0.03 par value per share	SGH	The Nasdaq Stock Market LLC(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 23, 2020, SMART Modular Technologies, Inc. (“SMT”), a California corporation, and indirect wholly owned subsidiary of SMART Global Holdings, Inc. (the “Company”), SMART Embedded Computing, Inc. (“Computing”), a Wisconsin corporation, and indirect wholly owned subsidiary of the Company, Penguin Computing, Inc. (“Penguin” and, together with SMT and Computing, collectively the “Borrowers”), a California corporation, and indirect wholly owned subsidiary of the Company, certain other U.S. subsidiaries of the Company party thereto as guarantors (such other U.S. subsidiaries, together with the Borrowers, collectively the “Loan Parties”) entered into a Loan, Guaranty and Security Agreement (the “ABL Credit Agreement”) with the financial institutions party to the ABL Credit Agreement from time to time as lenders (the “Lenders”), and Bank of America, N.A., as administrative agent for the Lenders.

The ABL Credit Agreement provides for a senior secured asset-based revolving credit facility in an aggregate principal amount of up to $100 million. The Borrowers have the option to increase the total commitments under the ABL Credit Agreement to $150 million, subject to certain conditions, including obtaining commitments from one or more lenders. The ABL Credit Agreement provides that up to $30 million of the revolving credit facility is available for issuances of letters of credit, and allows for swingline loans in an amount not to exceed $15 million.

Availability of borrowings under the ABL Credit Agreement are based upon monthly (or, in certain cases, weekly) borrowing base certifications valuing eligible inventory and eligible accounts receivable, as reduced by certain reserves in effect from time to time.

Under the ABL Credit Agreement, loans bear interest at a rate per annum equal to either, at the Borrowers’ option, a LIBOR rate or a base rate, in each case plus an applicable margin. The applicable margin is (i) 1.75% per annum with respect to LIBOR borrowings, and 0.75% per annum with respect to base rate borrowings when average daily Availability, as defined in the ABL Credit Agreement, is equal to or greater than $50 million, (ii) 2.00% per annum with respect to LIBOR borrowings, and 1.00% per annum with respect to base rate borrowings when average daily Availability is less than $50 million and greater than or equal to $35 million, and (iii) 2.25% per annum with respect to LIBOR borrowings, and 1.25% per annum with respect to base rate borrowings when average daily Availability is less than $35 million.

In addition to paying interest on outstanding principal, the Borrowers are required to pay a monthly unused line fee of (a) 0.35%, if average daily Revolver Usage (as defined in the ABL Credit Agreement) was less than 50% of the Commitments (as defined in the ABL Credit Agreement) during the preceding calendar month, or (b) 0.25%, if average daily Revolver Usage was equal to or greater than 50% of the Commitments during such month.

The Borrowers are not required to make any scheduled amortization payments. The principal amount outstanding under the ABL Credit Agreement will be due and payable in full and the Commitments available thereunder shall terminate, on December 23, 2023. The ABL Credit Agreement contains customary affirmative and negative covenants and restrictions typical for a financing of this nature that, among other things, restrict the Loan Parties’ ability to incur additional debt, pay dividends and make distributions, make certain investments and acquisitions, enter into certain transactions, repurchase its stock and prepay certain indebtedness, create liens, enter into agreements with affiliates, and transfer and sell material assets and merge or consolidate. In the event that certain minimum availability thresholds are not met on the last day of any period of four fiscal quarters, the Borrowers will be required to maintain (i) a minimum Borrower Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of not less than 1.0 to 1.0, and (ii) a minimum Global Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of not less than 1.0 to 1.0, in each case, as of such last day of any period of four fiscal quarters. Subject to the Intercreditor Agreement (as defined below), non-compliance with one or more of the covenants and restrictions could result in the full or partial principal balance of the ABL Credit Agreement becoming immediately due and payable and termination of the commitments available thereunder.

The ABL Credit Agreement is jointly and severally guaranteed on a senior basis by the Loan Parties. In addition, the ABL Credit Agreement is secured by a pledge of the capital stock of, or equity interests in, the Loan Parties and by substantially all of the assets of the Loan Parties subject to customary exceptions. In connection with the ABL Credit Agreement, the Loan Parties entered into a customary intercreditor agreement (the “Intercreditor Agreement”) in relation to that certain Third Amended and Restated Credit Agreement (the “Barclays Credit Agreement”) dated as of March 6, 2020, among SMART Modular Technologies (Global), Inc. and SMT as borrowers, various lenders party thereto, and Barclays Bank PLC as administrative agent and collateral agent thereto, which Intercreditor Agreement governs how the collateral securing the respective obligations under the ABL Credit Agreement and the Barclays Credit Agreement will be treated among the secured parties. Pursuant to the ABL Credit Agreement and Intercreditor Agreement, the obligations under the ABL Credit Agreement are secured by (1) a first-priority security interest, subject to certain customary exceptions, in assets held by the Loan Parties consisting of accounts receivable, inventory and intangible assets to the extent attached to the foregoing, books and records related to the foregoing and the proceeds thereof, and (2) a second-priority security interest, subject to certain customary exceptions, in substantially all other present and future tangible and intangible assets held by the Loan Parties and proceeds of the foregoing; and the obligations under the Barclays Credit Agreement are secured by (1) a second-priority security interest, subject to certain customary exceptions, in assets held by the Loan Parties consisting of accounts receivable, inventory and intangible assets to the extent attached to the foregoing, books and records related to the foregoing and the proceeds thereof, and (2) a first-priority security interest in, subject to certain customary exceptions, substantially all other present and future tangible and intangible assets held by the Loan Parties and proceeds of the foregoing.

The foregoing description of the ABL Credit Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of the ABL Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01 above, which is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
10.1	Loan, Guaranty and Security Agreement, dated as of December 23, 2020, among SMART Modular Technologies, Inc., SMART Embedded Computing, Inc., and Penguin Computing, Inc., as borrowers, SMART Modular Technologies (DE), Inc., SMART High Reliability Solutions, Inc., Premiere Customs Brokers, Inc., Premiere Logistics, Inc., and SMART Wireless Computing, Inc., as Guarantors, and the financial institutions party thereto from time to time as Lenders, and Bank of America, N.A. as the agent for the lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART Global Holdings, Inc.

By:	/s/ Bruce Goldberg
Bruce Goldberg
Vice President, Chief Legal and Compliance Officer

Date: December 29, 2020